Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.  333-121637, No.  333-120218, No. 333-113358, No. 333-100166, No. 33-26002, No. 33-42973, No. 33-42982, No. 33-42975, No. 33-55362, No. 33-88662, No. 333-03003, No. 333-22939, No. 333-22941, No. 333-26681, No. 333-32537, No. 333-45271, No. 333-60887, No. 333-60883, No. 333-68423, No. 333-68415, No. 333-85121, No. 333-85123, No. 333-46598, No. 333-49766, No. 333-49828, No. 333-60864, No. 333-60866, and No. 333-75944) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-52393) of KLA-Tencor Corporation of our report dated September 1, 2005, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 1, 2005